                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


To the Board of Directors and
 Shareholders of Blue Rhino Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the 1998 Stock Plan of our report dated September
22, 1998 (except for the information in Note 21 for which the date is February 8, 1999) relating to the consolidated financial statements, which appears in Blue Rhino Corporation's Annual Report on Form 10-K/A-1 for the year ended July 31, 1998.


/s/ PricewaterhouseCoopers LLP

June 14, 1999